Exhibit 10.4

CONFIDENTIAL GENERAL RELEASE OF ALL CLAIMS

This Confidential General Release of All Claims (“Agreement”) is entered into between IVAX DIAGNOSTICS, INC., along with its parents (including, without limitation, Erba Diagnostics Mannheim GmbH), predecessors, successors, subsidiaries (including, without limitation, Delta Biologicals, S.r.l, ImmunoVision, Inc. and Diamedix Corporation), affiliates, related entities, divisions, assigns, and all of its and their current, former, and future owners, officers, directors, shareholders, investors, members, employees, consultants, attorneys, insurers, and assigns (collectively “IVD”), and STEVE E. LUFKIN, along with his heirs, successors, and assigns (collectively “LUFKIN”), on the date ascribed below.

WHEREAS, by letter dated September 1, 2010 (a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference), LUFKIN voluntary terminated his employment with IVD effective September 30, 2010 (the “Termination Date”), for “Good Reason,” as that term is defined in Section 5(c) of the Employment Agreement executed by and between IVD and LUFKIN on or about January 4, 2010 (a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference) (the “Employment Agreement”).

WHEREAS, this Agreement is the Release referenced in Section 7(c) of the Employment Agreement, and execution of this Agreement is a precondition to IVD’s obligation to pay any Severance Payment to LUFKIN under the Employment Agreement;

WHEREAS, LUFKIN desires to compromise, finally settle, and fully release any and all actual or potential claims that he ever had, or now has, against IVD;

WHEREAS, LUFKIN acknowledges that he consulted with counsel of his own choosing before executing this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreed-upon terms set forth below, IVD and LUFKIN agree as follows:

1.          The recitals above are true and correct and are incorporated herein as material terms of this Agreement.

2.           (a)             In consideration for the promises set forth in this Agreement and the payments to be made to LUFKIN under the Employment Agreement, LUFKIN releases and forever discharges IVD from any and all claims, demands or liabilities, whether known or unknown, that LUFKIN ever had or may now have against IVD from the beginning of time to the date of this Agreement, except as otherwise expressly set forth in clauses (i) through (v) of the last sentence of paragraph 2(b) below.

(b)           The general release of claims set forth in paragraph 2(a) above includes, without limitation, all claims, demands or liabilities relating to or arising out of LUFKIN’s employment with and separation of employment from IVD, including, without limitation, any claims, demands or liabilities for wrongful termination, constructive discharge, assault, battery, defamation, invasion of privacy, all claims based on negligent and/or intentional conduct,  unpaid wages, severance or separation payments, termination benefits, payments for accrued but unused vacation or time-off, bonus or incentive payments, reimbursements, benefits or the value thereof, breach of any express or implied contract (including, without limitation, the Employment Agreement), breach of any covenant of good faith and fair dealing, or pursuant to any federal, state, or local employment laws, rules, regulations, ordinances, or executive orders prohibiting retaliation, coercion, intimidation, interference, harassment, or, inter alia, age, race, color, religion, sex, gender, national origin, handicap, disability, genetic information, marital status, ancestry, familial status, and sexual orientation discrimination, including, without limitation, claims arising under:

the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefit Protection Act (“OWBPA”), 29 U.S.C. § 621, et. seq.

Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e, et. seq. (“Title VII”)

the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601, et. seq. (“FMLA”)

the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101, et. seq. (“ADA”)

the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701, et. seq.

the Equal Pay Act, 29 U.S.C. § 206, et. seq.

the Civil Rights Acts of 1866 and 1871, 42 U.S.C. §§ 1981, 1982, 1983, 1985, and 1986

the Consolidated Omnibus Budget Reconciliation Act (“COBRA”)

the Employee Polygraph Protection Act, 29 U.S.C. § 2001, et. seq.

the Genetic Information Non-Discrimination Act of 2008

the Employee Retirement Income Security Act of 1974 (excluding any vested benefits under a plan governed by ERISA), as amended, 29 U.S.C. § 1001, et. seq.

the Sarbanes-Oxley Act

the Immigration Reform and Control Act

the Fair Credit Reporting Act

the Health Insurance Portability and Accountability Act Of 1996 (“HIPAA”)

the Worker Adjustment and Retraining Notification Act (“WARN”)

the Florida Private Sector Whistleblower Act, § 448.101, et. seq., Fla. Stat.

the Florida Civil Rights Act of 1992, § 760.01, et. seq., Fla. Stat.

Florida’s workers’ compensation retaliation statute, § 440.205, Fla. Stat.

Florida’s and Delaware’s wage payment and wage discrimination laws, including, without limitation, §§ 448.07, 448.08, 448.110, Fla. Stat.

the Delaware Discrimination in Employment Act, Del. Code Ann., Title 19, § 710, et. seq.

the Delaware Handicapped Persons Employment Protections Act, Del. Code Ann., Title 19, Ch. 7, § 720, et. seq.

the Delaware Equal Pay Law, Del. Code Ann., Title 19, Ch. 11, § 1107A

all local and county ordinances governing the employment relationship the Federal, State of Florida, and State of Delaware Constitutions

any other applicable federal, state, or local law, common or statutory, or tort or common law cause of action, including, but not limited to, any cause of action for costs, fees, expenses, attorneys’ fees, penalties, damages, and liquidated and consequential damages incurred in these matters, which LUFKIN ever had, now has, or shall have as of the date of this Agreement.

LUFKIN does not waive or release:  (i) claims that arise after the date he executes this Agreement; (ii) claims for unemployment compensation benefits; (iii) the 75,000 stock options granted to him on January 4, 2010, which stock options have been awarded under, and are subject to the terms and conditions set forth in, IVD’s 2009 Equity Incentive Plan and the Nonqualified Stock Option Agreement relating to such stock options; (iv) claims for indemnification from IVD that arise in connection with his past service as a director, executive officer or employee of IVD (whether pursuant to the Employment Agreement or pursuant to the Certificate of Incorporation, Bylaws or other organizational document of IVD or pursuant to the Delaware General Corporation Law); and (v) claims for payment by IVD of the Accrued Compensation (as such term is defined in Section 7(b) of the Employment Agreement).

3.           In consideration for LUFKIN’s execution of this Agreement, IVD will:  (a) make the “Severance Payment,” as that term is defined in Section 7(c)(i) of the Employment Agreement, to LUFKIN; and (b) provide the benefits set forth in Section 7(c)(ii) of the Employment Agreement to LUFKIN.

4.           IVD will pay the amount set forth in clause (a) of paragraph 3 within ten (10) business days after receipt of this original Agreement executed by LUFKIN.  In the event the Internal Revenue Service or any other taxing authority challenges the parties’ tax treatment of the settlement payments set forth in paragraph 3, then LUFKIN shall bear his own risk of the tax consequences of the treatment of such payments, and shall hold harmless and indemnify IVD for any costs, fees, penalties, and/or attorneys’ fees incurred by IVD as a result of the parties’ tax treatment of the settlement payments set forth in paragraph 3.

5.           LUFKIN acknowledges and agrees that no consideration other than as provided for by this Agreement has been or will be furnished by IVD.

6.            LUFKIN affirmatively declares that he is not owed any additional sum of money, and that he is not entitled to any benefits, other than as set forth in this Agreement.

7.           LUFKIN acknowledges and agrees that he continues to be bound by, among other things, the covenants, agreements and obligations set forth in Section 8 of the Employment Agreement, all of which survive the termination of his employment, the termination of the Employment Agreement and LUFKIN’s execution of this Agreement.  LUFKIN acknowledges and agrees that he has resigned from any and all positions and titles with IVD, including, without limitation, as a director, executive officer and employee.

8.           Pursuant to the provisions of the Older Workers Benefit Protection Act (“OWBPA”), which applies to LUFKIN’s waiver of rights and claims under the Age Discrimination in Employment Act, LUFKIN acknowledges that he has had a period of at least twenty-one (21) days within which to consider whether to execute this Agreement.  Also pursuant to the OWBPA, LUFKIN understands that he may revoke his execution of this Agreement within seven (7) days of his execution of this Agreement.  It is specifically understood, however, that this Agreement shall not become effective or enforceable until the 7-day revocation period has expired, and that IVD shall have no obligations to LUFKIN if LUFKIN revokes his execution of this Agreement.

9.           LUFKIN is advised to consult with an attorney prior to executing this Agreement.  LUFKIN acknowledges that he has had an opportunity to consult with counsel of his own choosing before executing this Agreement.

10.         LUFKIN fully understands that if any fact with respect to which this Agreement is executed is found hereafter to be different from the facts now believed by LUFKIN to be true, he expressly accepts and assumes the risk of such possible difference in fact and agrees that this Agreement shall be and remain effective notwithstanding such difference in fact.

11.         This Agreement does not constitute an admission of a violation of any law, order, regulation, or enactment, or of wrongdoing of any kind by IVD and is entered into by the parties solely to end any controversy between them.  IVD expressly denies any and all wrongdoing and liability.

12.         The prevailing party shall be entitled to an award of attorneys= fees and costs incurred in enforcing this Agreement or in defending any claim brought in violation hereof, including, without limitation, costs and fees incurred at the trial court and appellate levels.

13.         LUFKIN represents and warrants that no person other than the signatories hereto had or has any interest in the matters referenced in this Agreement, that LUFKIN has the sole right and exclusive authority to execute this Agreement, and that LUFKIN has not sold, assigned, transferred, conveyed, or otherwise disposed of any claim or demand relating to any matter covered by this Agreement.

14.         This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Florida, both substantive and remedial.  The failure of any provision of this Agreement shall in no manner affect the right to enforce the same, and the waiver by any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any succeeding breach of such provision or a waiver by such party of any breach of any other provision.

15.         This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof and there are no promises, agreements, conditions, undertakings, warranties, or representations, whether written or oral, express or implied, between the parties other than as set forth herein.  This Agreement cannot be amended, supplemented, or modified except by an instrument in writing signed by the parties against whom enforcement of such amendment, supplement or modification is sought.

16.         This Agreement may be executed in counterparts, and upon such execution shall be complete, and the terms, provisions and obligations set forth shall be in full force and effect.

17.         In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the parties agree that the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

18.         LUFKIN FURTHER STATES AND AGREES THAT HE HAS CAREFULLY READ THIS AGREEMENT; THAT HE HAS HAD IT REVIEWED BY HIS ATTORNEY; THAT IT HAS BEEN FULLY EXPLAINED TO HIM BY HIS ATTORNEY; THAT HE FULLY UNDERSTANDS ITS FINAL AND BINDING EFFECT; THAT THE ONLY PROMISES MADE TO HIM TO SIGN THIS AGREEMENT ARE THOSE STATED IN THIS AGREEMENT; THAT HE HAS HAD A REASONABLE PERIOD OF TIME OF AT LEAST 21 DAYS WITHIN WHICH TO CONSIDER THE AGREEMENT; AND THAT HE IS SIGNING THIS AGREEMENT VOLUNTARILY WITH THE FULL INTENT OF RELEASING IVD OF ANY AND ALL CLAIMS.

/s/ Steve E. Lufkin	September 30, 2010
Steve E. Lufkin	Date